UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    Post-Effective Amendment No. 1 to

                                FORM SB-2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             RESHOOT & EDIT
                  --------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    8999                20-5449905
-------------------------------  -----------------    ------------------
(State or other Jurisdiction of  (Primary Standard    I.R.S. Employer
Incorporation or Organization)   Industrial           Identification No.)
                                 Classification
                                 Number

            10685 Oak Crest Avenue, Las Vegas, Nevada  89144
        -------------------------------------------------------------
        (Address of principal executive officers, including Zip Code)

                               (702) 610-6523
                    -------------------------------------
                         (Issuer's Telephone Number)

                               Dana Washington
                           10685 Oak Crest Avenue
                          Las Vegas, Nevada  89144
                             (702) 610-6523
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89128
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963








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                                 Reshoot & Edit

              NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The SB-2 Registration Statement filed by Reshoot & Edit and deemed effective by the U. S. Securities and Exchange Commission on January 31, 2007, offered up to a maximum of 800,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten offering. The maximum number (800,000 shares) was sold by the Company to thirty-six (36) investors in conjunction with the registered offering for an aggregate of $8,000.00.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on July 17, 2007.


                                          Reshoot & Edit
                                       --------------------
                                           (Registrant)


                                 By:   /s/ Dana Washington
                                       ---------------------------------------
                                           Dana Washington
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


Date:  July 17, 2007             By:   /s/ Dana Washington
       ------------------        ---------------------------------------------
                                           Dana Washington
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)


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